Exhibit 1.01 GRACO INC. Conflict Minerals Report For the reporting period from January 1, 2022 to December 31, 2022 This is the Conflict Minerals Report (“Report”) of Graco Inc. (“Graco,” “we,” “our” or “us”) for the 2022 calendar year, pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). Certain capitalized terms used but not defined herein have the meanings assigned to them in the Rule. This Report includes the activities of all subsidiaries of Graco that were required to be consolidated during the reporting period, other than any acquired companies that are not yet required by the Rule to be included in this Report. The Rule requires certain SEC reporting companies that manufacture or contract to be manufactured products for which tantalum, tin, tungsten or gold (“3TG”) are necessary to the functionality or production of such products to disclose annually whether any of the 3TG in such products originated in the Democratic Republic of the Congo or one of its adjoining countries (collectively, the “Covered Countries”). If the company knows that the 3TG necessary to its products originated in the Covered Countries, or has reason to believe that the 3TG may have originated in the Covered Countries and did not or may not have come from scrap or recycled sources, the company must exercise due diligence on the source and chain of custody of the 3TG and prepare and file a Report describing its due diligence measures. In addition, our review of the conflict minerals surveys received from our suppliers and related conflict minerals reports for the 2022 calendar year found information indicating that some of the smelters or refiners in our supply chain identified the Russian Federation as a possible sourcing location. The information regarding these Russian-origin metals came from third-party suppliers, which in turn obtained the information through their own suppliers in these highly-attenuated, multi-tiered global supply chains. We remain committed to compliance with U.S. and other applicable trade law and sanctions programs, including those targeting Russian parties. Graco Overview Graco is a multi-national manufacturer of systems and equipment that move, measure, control, dispense and spray fluid and powder materials. Our systems and equipment are used in the manufacturing, processing, construction and maintenance industries. Our primary products include air, electric, gas and hydraulic pumps and sprayers; electronic and mechanical controls and sensors; and automatic and manual dispense valves, meters and spray guns. Our products that contain control boards, certain other electronic components, motors, engines, batteries, spray tips, and certain pumps and valves contain 3TG.

Company Management Systems We have established management systems to support the execution of our Conflict Minerals program and to ensure it operates effectively and is sustainable into the future. Our management systems include the following: Conflict Minerals Policy We have adopted a policy affirming our commitment to conducting business fairly and ethically with respect for human rights and in compliance with all applicable laws and regulations, including the Rule. Our policy also affirms our support for the responsible sourcing of 3TG through our global supply chain, and states that we are actively and diligently working with our global supply chain partners to determine the origin of any 3TG they may supply to us, and that we will continue to work with them towards the goal of providing greater supply chain transparency and responsible sourcing. Our policy is available on our website at http://www.graco.com/us/en/about-graco/conflict-minerals.html. Internal Team We have a cross-functional team with executive-level sponsorship and support that implemented and oversees our Conflict Minerals compliance program. The cross-functional team includes employees from functional groups such as procurement, finance, operations, legal and information systems. We report our Conflict Minerals findings to our team and designated members of senior management. Control Systems We have contributed to industry efforts to support the responsible sourcing of 3TG through our membership in the Responsible Minerals Initiative (RMI), which has helped develop standards, best practices and tools that benefit all companies working to end the link between 3TG and conflict in the Covered Countries. In prior years, we have also participated in the National Association of Manufacturers Conflict Minerals Working Group, the Manufacturers Alliance for Productivity and Innovation Conflict Minerals Forum and the Twin Cities Conflict Minerals Task Force. In addition, we retained a third-party service provider to assist with collecting, evaluating and retaining supply chain information, identifying potential supply chain risks, and developing and implementing additional engagement steps with suppliers. Supplier Engagement We have a process in place to engage relevant first-tier suppliers to educate them about the Rule and request information from them regarding 3TG. Graco engages with suppliers directly or through our third-party service provider to request a CMRT for products they supply to us. To assist in the process, we established a direct email address (conflictminerals@graco.com) to provide our suppliers a streamlined method of communicating conflict mineral information to Graco. We also have a process in place to try to improve the number and quality of supplier responses year over year. To help ensure suppliers understand the

Rule and how to properly respond to requests for information from us regarding 3TG, we provide our suppliers access to online Conflict Minerals support materials, help desk support and other multilingual resources. We also follow up the communications in multiple languages to our suppliers through the third-party service provider. In addition, we respond to supplier inquiries during the information gathering process and take steps to address supplier issues that arise during that process. Grievance Mechanism We have an established grievance mechanism through which employees, suppliers, customers and other interested parties may communicate their concerns to us. Records Management We have a process in place to collect, analyze and retain Conflict Minerals information received from our suppliers. We will maintain records relating to Conflict Minerals supply chain due diligence in accordance with our records retention policy, which provides for retention of such records for five (5) years. Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. As a member of the RMI, we support the RMI’s efforts to carry out independent third-party audits of smelter and refiner due diligence activities and contribute to the improvement of smelter and refiner and upstream due diligence practices. Report on Supply Chain Due Diligence Graco has filed a Form SD and this Report with the Securities and Exchange Commission. The filing is available on our website at https://www.graco.com/us/en/about- graco/conflict-minerals.html. Reasonable Country of Origin Inquiry Supply Chain We do not directly source 3TG and as a purchaser, Graco is many steps removed from the mining of 3TG. We purchase components and raw materials from third party suppliers who are also generally multiple layers removed from the smelters and refiners of the 3TG that are in the components and raw materials ultimately supplied to us. We evaluated our products and determined that certain products manufactured during calendar year 2022 were manufactured with components and raw materials that contain or likely contain 3TG. Given that 3TG are necessary to the functionality or production of certain products that we manufacture, we determined it was required that we conduct a good faith reasonable country of inquiry (“RCOI”)

regarding those conflict minerals. To implement the RCOI process, our Sourcing Department determined what components and raw materials potentially contain 3TG and the first-tier suppliers of those components and raw materials. Request for Information Based upon the result of the component and raw material analysis, we then used a third- party service provider to engage our in-scope first tier suppliers to conduct a RCOI for the components and raw materials they provide to Graco. The third-party service provider surveyed all of our in-scope first tier suppliers using the Conflict Minerals Report Template (CMRT) (version 6.22) developed by RMI. We also provided these suppliers with access to online Conflict Minerals support materials to help educate them on the Rule and to aid them in responding to the survey. This third-party service provider sent multiple emails and followed up with phone calls with our suppliers in an attempt to gather the completed CMRT forms. For the 2022 reporting period, through the use of the third-party service provider, Graco requested completed CMRT forms from our in-scope first tier suppliers. Graco received responses from over 50% of the in- scope suppliers. Survey Responses All submitted CMRTs were reviewed. We tracked supplier responses and identified instances where suppliers submitted an invalid response (due to missing information or inconsistencies across responses) or did not provide us with a timely response, and followed up with those suppliers directly or through our third-party service provider and requested that they submit a valid CMRT. Suppliers were provided with guidance on how to correct any validation errors in the form of feedback to their CMRT submissions, training courses and direct engagement help from a multilingual service team. As of May 23, 2023, there was a small percentage of invalid supplier CMRTs that were not corrected. We compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters and refiners maintained by the RMI to determine the validity and the RMAP assessment status of each of the smelters and refiners identified by our suppliers. Our suppliers identified a total of 370 smelters and refiners that appear on the lists maintained by the RMI. Of these 370 smelters and refiners, 234 have been deemed conformant with the RMAP assessment protocols by an independent third party auditor according to the RMI list of conformant smelters and refiners. Most of the CMRTs we received were completed on a company or supplier-defined level, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products. Identification and Assessment of Risk Risks are identified based on criteria established from CMRTs provided by our suppliers. We analyze the CRMT responses for completeness and consistency. Risks are addressed by contacting the supplier, gathering pertinent information, and performing an assessment of the supplier’s Conflict Minerals status. The primary risk identified relates to the nature of responses received. Many suppliers provided information at a company or supplier-defined level, which prevents us from determining whether the smelters or refiners listed by those suppliers actually processed the 3TG contained in the components and raw materials supplied to us. Smelters and refiners that are not conformant with the RMAP assessment protocols or have not committed to undergo an RMAP assessment also pose a risk. When a CMRT is received, the smelters and refiners that are reported are examined. Each facility that meets the RMI definition of a smelter or refiner of 3TG is evaluated for risk based on: (i) geographic proximity to the Covered Countries; (ii) known mineral source country of origin; (iii) RMI Responsible Minerals Assurance Process (RMAP) audit status; (iv) credible evidence of unethical or conflict sourcing; and (v) peer assessments conducted by credible third-party sources. When certain high risk facilities are reported, risk mitigation activities are initiated with the supplier so that they can take risk mitigation actions. In addition, suppliers are evaluated on the strength of their Conflict Minerals programs based on whether: (i) they have a conflict minerals sourcing policy; (ii) their responsible minerals sourcing policy is available on their website; (iii) they require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third party audit program; (iv) they have implemented due diligence measures for responsible sourcing; (v) they conduct Conflict Minerals survey(s) of their relevant suppliers; (vi) they review information received from their suppliers against their own expectations; (vii) their review process includes corrective action management; and (viii) they are required to file an annual conflict minerals disclosure. We evaluate and track the strength of their programs so we can make risk mitigation decisions as their programs progress. Through our membership with the RMI, we encourage smelters and refiners to participate in the RMAP. Any smelters and refiners that were reported by our suppliers that were not part of the RMAP were also contacted directly to encourage them to participate in the RMAP. Design of Due Diligence Measures Our due diligence measures have been designed to be in conformity, in all material respects, with the applicable provisions of the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas: Third Edition, and the related supplements on 3TG. Due Diligence Measures Performed The due diligence measures we performed include defining roles and responsibilities for our cross-functional Conflict Minerals team and designated members of senior management; reporting our Conflict Minerals findings to our cross-functional Conflict Minerals team and designated members of senior management; and comparing the smelter and refiner information received from our suppliers against the RMI list of smelters and refiners that are conformant with the RMAP assessment protocols, the RMI list of smelters and refiners that have committed to undergo an RMAP audit, and the RMI reference list of known smelters and refiners. With respect to smelters and refiners that were on the RMI list of known smelters and refiners and certain other smelters and refiners that were not on the RMI list of known smelters and refiners, we reviewed certain other publicly available sources of information. In addition, we retained a third-party service provider to assist with collecting, evaluating and retaining supply chain information, identifying potential supply chain risks, and developing and implementing additional engagement steps with suppliers. Due Diligence Results For the 2022 reporting period, Graco requested completed CMRT forms from our in- scope first tier suppliers and received responses from over 50% of the in-scope suppliers. The majority of those who responded provided data at a company or supplier-defined level rather than at a product level, and reported that their products do not contain 3TG or, if they do, the 3TG in their products does not come from the Covered Countries. A number of suppliers reported that they do not know whether the 3TG in their products comes from the Covered Countries or from scrap or recycled sources. A small number of suppliers reported that the 3TG in their products comes from or may come from the Covered Countries, and some of these suppliers further reported that some of the 3TG in their products comes from scrap or recycled sources. Through the third-party service provider, our suppliers identified 585 entities in their supply chains as part of their smelter or refiner list; however, 201 of those entities were identified as a non-smelter or a non-refiner. Of the known smelters or refiners, 234 have been deemed conformant with the RMAP assessment protocols by an independent third party auditor according to the RMI list of conformant smelters and refiners. 7 of the smelters and refiners have not yet been deemed conformant, but have committed to undergo a RMAP audit. 3 of the smelters and refiners identified by our suppliers have failed an RMAP audit, refused to participate in the RMAP assessment process, or have failed to provide adequate access to their facilities to complete the RMAP assessment process. Schedule 1 to this Report contains a list of legitimate smelters and refiners identified by our suppliers, and whose materials and components may or may not be in our products. (Schedule 1 excludes any smelters and refiners identified by our suppliers that do not appear on the RMI list of known smelters and refiners.) Schedule 2 to this Report includes an aggregate list of the countries of origin from which the smelters and refiners identified on Schedule 1 collectively source 3TG, based on information provided by the RMI. Given that the majority of suppliers who responded to the survey provided their responses at a company or supplier-defined level rather than at a level specific to the materials and components they supplied to us, we were unable to determine which, if any, of the smelters and refiners listed in their responses were the actual source of the 3TG they supplied. Determination Given that a number of suppliers did not respond to our survey, the majority of responses we received were provided at a company or supplier-defined level not specific to the components and raw materials supplied to us, and that a number of suppliers do not know the origin of the 3TG in their products, we do not have sufficient information to determine the origin of the 3TG in our products subject to this Report, whether the 3TG came from scrap or recycled sources, the specific facilities used to process the 3TG, or the country of origin or the mine or location of origin of the 3TG. Steps to be Taken to Mitigate Risk in 2023 We intend to take the following steps to improve and enhance our due diligence process to further mitigate the risk that the necessary 3TG in our products finance or benefit armed groups in the Covered Countries:  Continue to increase conflict minerals awareness and compliance requirements with Graco’s supply chain personnel and Graco suppliers;  Continue to engage with our direct suppliers to increase the response rate to our survey and improve the content and quality of their responses;  Continue to engage with our direct suppliers to receive more information farther upstream regarding the source and chain of custody of the 3TG in the components and raw materials they supply to us; and  Continue to educate and encourage our suppliers to work with their supply chains to source responsibly, including utilizing conflict-free smelters and refiners.

Schedule 1

Metal	Smelter Name	Smelter Country
Gold	Dongwu Gold Group	China
Gold	Gold by Gold Colombia	Colombia
Gold	Value Trading	Belgium
Gold	WEEEREFINING	France
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States Of America
Gold	MD Overseas	India
Gold	Sellem Industries Ltd.	Mauritania
Gold	Sancus ZFS (L'Orfebre, SA)	Colombia
Gold	Alexy Metals	United States Of America
Gold	K.A. Rasmussen	Norway
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Kundan Care Products Ltd.	India
Gold	Augmont Enterprises Private Limited	India
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Sovereign Metals	India
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	QG Refining, LLC	United States Of America
Gold	NH Recytech Company	Korea, Republic Of
Gold	Gold Coast Refinery	Ghana
Gold	African Gold Refinery	Uganda
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Safimet S.p.A	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Planta Recuperadora de Metales SpA	Chile

Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	JALAN & Company	India
Gold	Pease & Curren	United States Of America
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Bangalore Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Sai Refinery	India
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	AU Traders and Refiners	South Africa
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Italpreziosi	Italy
Gold	8853 S.p.A.	Italy
Gold	L'Orfebre S.A.	Andorra
Gold	SAAMP	France
Gold	Albino Mountinho Lda.	Portugal
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Marsam Metals	Brazil
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Industrial Refining Company	Belgium
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Remondis Pmr B.V.	Netherlands
Gold	T.C.A S.p.A	Italy
Gold	Sudan Gold Refinery	Sudan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland

Gold MMTC-PAMP India Pvt., Ltd. India Gold Geib Refining Corporation United States Of America Gold Umicore Precious Metals Thailand Thailand Gold Guangdong Jinding Gold Limited China Gold Safina a.s. Czechia Gold Morris and Watson New Zealand Gold Gold Refinery of Zijin Mining Group Co., Ltd. China Gold Zhongyuan Gold Smelter of Zhongjin Gold Corporation China Gold Yokohama Metal Co., Ltd. Japan Gold Yamakin Co., Ltd. Japan Gold Western Australian Mint (T/a The Perth Mint) Australia Gold Valcambi S.A. Switzerland Gold United Precious Metal Refining, Inc. United States Of America Gold Umicore S.A. Business Unit Precious Metals Refining Belgium Gold Torecom Korea, Republic Of Gold Tongling Nonferrous Metals Group Co., Ltd. China Gold Tokuriki Honten Co., Ltd. Japan Gold Shandong gold smelting Co., Ltd. China Gold Great Wall Precious Metals Co., Ltd. of CBPM China Gold Tanaka Kikinzoku Kogyo K.K. Japan Gold Super Dragon Technology Co., Ltd. Taiwan, Province Of China Gold Sumitomo Metal Mining Co., Ltd. Japan Gold Solar Applied Materials Technology Corp. Taiwan, Province Of China Gold SOE Shyolkovsky Factory of Secondary Precious Metals Russian Federation Gold Sichuan Tianze Precious Metals Co., Ltd. China Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd. China Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd. China Gold SEMPSA Joyeria Plateria S.A. Spain Gold SAMWON METALS Corp. Korea, Republic Of Gold Samduck Precious Metals Korea, Republic Of Gold Sabin Metal Corp. United States Of America Gold Royal Canadian Mint Canada Gold Rand Refinery (Pty) Ltd. South Africa

Gold	PX Precinox S.A.	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	PAMP S.A.	Switzerland
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Materion	United States Of America
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kazzinc	Kazakhstan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	JSC Uralelectromed	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Japan Mint	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Korea, Republic Of
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Chugai Mining	Japan
Gold	Chimet S.p.A.	Italy
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Caridad	Mexico
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Boliden AB	Sweden
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Aurubis AG	Germany

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Argor-Heraeus S.A.	Switzerland
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Advanced Chemical Company	United States Of America
Gold	Baiyin Nonferrous Group Co.,Ltd	China
Gold	Bauer Walser AG	Germany
Gold	China Gold Deal Investment Co., Ltd.	China
Gold	Faggi Enrico S.p.A.	Italy
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Jinlong Copper Co.,Ltd.	China
Gold	MK Electron co., Ltd.	Korea, Republic Of
Gold	N.E.Chemcat Corporation	Japan
Gold	ScotiaMocatta, The Bank of Nova Scotia	Hong Kong
Gold	Shandong Yanggu Xiangguang Co. Ltd.	China
Gold	Shandong Zhongkuang Group Co.,Ltd.	China
Gold	So Accurate Group, Inc.	United States Of America
Gold	Standard Bank Group	Hong Kong
Tantalum	5D Production OU	Estonia
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	H.C. Starck Inc.	United States Of America
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	KEMET de Mexico	Mexico

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Telex Metals	United States Of America
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	QuantumClean	United States Of America
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	AMG Brasil	Brazil
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Ximei Resources (Guangdong) Limited	China
Tantalum	F&X Electro-Materials Ltd.	China
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	DS Myanmar	Myanmar
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	CRM Synergies	Spain
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tin	Luna Smelter, Ltd.	Rwanda
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Tin Technology & Refining	United States Of America
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Bangka Serumpun	Indonesia
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Modeltech Sdn Bhd	Malaysia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Metallo Spain S.L.U.	Spain
Tin	Metallo Belgium N.V.	Belgium
Tin	Super Ligas	Brazil
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Thaisarco	Thailand

Tin Rui Da Hung Taiwan, Province Of China Tin PT Tommy Utama Indonesia Tin PT Tinindo Inter Nusa Indonesia Tin PT Timah Nusantara Indonesia Tin PT Timah Tbk Mentok Indonesia Tin PT Timah Tbk Kundur Indonesia Tin PT Stanindo Inti Perkasa Indonesia Tin PT Sariwiguna Binasentosa Indonesia Tin PT REFINED BANGKA TIN Indonesia Tin PT Prima Timah Utama Indonesia Tin PT Panca Mega Persada Indonesia Tin PT Mitra Stania Prima Indonesia Tin PT Bukit Timah Indonesia Tin PT Belitung Industri Sejahtera Indonesia Tin PT Babel Surya Alam Lestari Indonesia Tin PT Babel Inti Perkasa Indonesia Tin PT Artha Cipta Langgeng Indonesia Tin Operaciones Metalurgicas S.A. Bolivia (Plurinational State Of) Tin O.M. Manufacturing (Thailand) Co., Ltd. Thailand Tin Novosibirsk Processing Plant Ltd. Russian Federation Tin Jiangxi New Nanshan Technology Ltd. China Tin Mitsubishi Materials Corporation Japan Tin Minsur Peru Tin Mineracao Taboca S.A. Brazil Tin Metallic Resources, Inc. United States Of America Tin Malaysia Smelting Corporation (MSC) Malaysia Tin China Tin Group Co., Ltd. China Tin Gejiu Kai Meng Industry and Trade LLC China Tin Gejiu Zili Mining And Metallurgy Co., Ltd. China Tin Gejiu Non-Ferrous Metal Processing Co., Ltd. China Tin Fenix Metals Poland Tin Estanho de Rondonia S.A. Brazil Tin EM Vinto Bolivia (Plurinational State Of) Tin Dowa Japan Tin PT Aries Kencana Sejahtera Indonesia

Tin	Alpha	United States Of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia
Tin	DingNan JiaWang HuanBao Co. LTD	China
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	GuangDong Jiatian Stannum Products Co., Ltd	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	China
Tin	Hunan Xianghualing Tin Co. ltd	China
Tin	Kovohute Pribram nastupnicka, a. s.	Czechia
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Medeko cast, s.r.o.	Slovakia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	Shangrao Xuri Smelting Factory	China
Tungsten	Hannae For T Co., Ltd.	Korea, Republic Of
Tungsten	Yudu Ansheng Tungsten Co., Ltd.	China
Tungsten	LLC Vostok	Russian Federation
Tungsten	OOO "Technolom" 1	Russian Federation
Tungsten	OOO "Technolom" 2	Russian Federation
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Artek LLC	Russian Federation
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China

Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States Of America
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Beseem Mining Co., Ltd.	China
Tungsten	Dongkuk Industries Co., Ltd.	Korea, Republic Of

Tungsten Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd. China Tungsten Nanchang Cemented Carbide Limited Liability Company China Tungsten TaeguTec Ltd. Korea, Republic Of Tungsten Tungsten Vietnam Joint Stock Company Viet Nam

Schedule 2 The following list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore it is not certain which of these countries of origin can be linked to our products. Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Denmark, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic of), Kyrgyzstan, Lithuania, Macedonia, Malaysia, Mauritania, Mexico, Myanmar, Netherlands, New Zealand, North Macedonia, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, Slovakia, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zambia, Zimbabwe